UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

BigBear.ai Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

This filing relates to the proposed transaction between BigBear.ai Holdings, Inc. (“BBAI”) and Pangiam Intermediate Holdings, LLC (“Pangiam”) contemplated in that certain Agreement and Plan of Mergers, dated as of November 4, 2023, by and among BBAI, Pangiam and other parties thereto (the “Merger Agreement”).

The following communications were made available by BBAI’s Chief Executive Officer, Amanda Long, on LinkedIn on January 26, 2024 (https://www.linkedin.com/posts/mandybarrettlong_this-month-marks-the-completion-of-dfws-activity-7156646923284713472-Udaj/?utm_source=share&utm_medium=member_desktop):

Important Additional Information Will be Filed with the SEC

On January 16, 2024, BBAI filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement of BBAI relating to a special meeting of BBAI’s stockholders (the “Proxy Statement”). STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BBAI, PANGIAM, THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders are able to obtain free copies of the preliminary proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the preliminary proxy statement and other documents filed with the SEC by the parties on BBAI’s website at https://ir.bigbear.ai.

Participants in the Solicitation

BBAI and Pangiam and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BBAI in respect of the proposed transactions contemplated by the preliminary proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of BBAI, respectively, in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement as filed with the SEC. Information regarding BBAI’s directors and executive officers is contained in BBAI’s Annual Report on Form 10-K/A for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated May 24, 2023, which are filed with the SEC.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This Schedule 14A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning BBAI and Pangiam, the proposed transactions and other matters. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended. All statements contained in this Schedule 14A other than statements of historical facts, including without limitation statements concerning the transactions contemplated by the Merger Agreement, the completion, timing and terms of the proposed transactions, and related matters are forward-looking statements. Words such as “believe” “may,” “will,” “expect,” “should,” “could,” “would,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “target,” “is/are likely to,” “forecast,” “future,” “guidance,” “possible,” “predict,” “seek,” “see,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: failure to consummate the proposed transactions; failure to make or take any filing or other action required to consummate the proposed transactions in a timely matter or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential litigation relating to the proposed transactions and disruptions from the proposed transactions that could harm BBAI’s or Pangiam’s respective businesses. These and other important factors discussed under the caption “Risk Factors” in BBAI’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on January 16, 2024 and BBAI’s Annual Report on Form 10-K for the year ended December 31, 2022 and Form 10-K/A for the year ended December 31, 2022 filed with the SEC on April 7, 2023, as may be updated from time to time in other filings BBAI makes with the SEC including its Quarterly Report on Form 10-Q for the quarter ended on September 30, 2023 that was filed with the SEC on November 9, 2023, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Schedule 14A.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this Schedule 14A. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.